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                              AMENDMENT NUMBER 8 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

         Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), The Hartford Equity Income Fund is hereby included as a new Fund. All provisions in the Agreement shall apply to The Hartford Equity Income Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of ______, 2003.

                                    HARTFORD INVESTMENT FINANCIAL
                                    SERVICES, LLC

                                    By:   ______________________________________
                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:
                                    The Hartford Equity Income Fund

                                    By:   ______________________________________